Exhibit 99.2

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 13, 2013.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012, combine the Company’s historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on January 1, 2012.

On March 28, 2012, the Company acquired a 100% fee interest in 11 industrial buildings, aggregating approximately 3.5 million square feet on 201.3 acres, located in the submarkets of Plainfeld, Indiana and Lehigh Valley, Pennsylvania (collectively, the “IN/PA Industrial Portfolio”). The total aggregate purchase price was approximately $137.3 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its initial public offering.

On May 10, 2012, the Company acquired a 100% fee interest in two industrial buildings aggregating approximately 1.6 million square feet on 96.4 acres. The buildings are located in Phoenix, Arizona (collectively, the “Cactus Distribution Centers”). The total aggregate purchase price was approximately $131.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

On December 5, 2012, the Company acquired a 100% fee interest in 12 industrial buildings aggregating approximately 3.7 million square feet on 197.6 acres (collectively, the “National Distribution Portfolio”). The buildings are located in the markets of Atlanta, Georgia; Chicago, Illinois; Fort Lauderdale, Florida; and Memphis, Tennessee. The total aggregate purchase price was approximately $180.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offerings.

On September 17, 2013, the Company acquired its joint venture partner’s 49% interest in the IIT North American Industrial Fund I Limited Partnership, which included 31 industrial buildings aggregating approximately 7.2 million square feet (collectively, the “Fund I Partnership”). The buildings are located in the markets of Portland, Oregon; San Francisco, California; Southern California; Phoenix, Arizona; Dallas, Texas; Chicago, Illinois; and Baltimore, Maryland. The total aggregate purchase price was approximately $129.6 million and the Company assumed the Fund I Partnership’s debt in the amount of approximately $241.3 million.

The Company entered into the following financing transactions prior to September 30, 2013, and these transactions are included in the Company’s historical condensed consolidated unaudited balance sheet as of September 30, 2013: $82.4 million mortgage note payable secured by the IN/PA Industrial Portfolio on May 24, 2012; $76.6 million mortgage note payable secured by the Cactus Distribution Centers that closed on July 11, 2012; $105.0 million mortgage note payable secured by 11 of the 12 buildings in the National Distribution Portfolio that closed on December 27, 2012; $125.2 million line of credit secured by 18 of the 31 buildings in the Fund I Partnership that was assumed on September 17, 2013; and $116.1 million mortgage note payable secured by 12 of the 31 buildings in the Fund I Partnership that was assumed on September 17, 2013.

The unaudited pro forma condensed consolidated statements of operations have been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired properties, and certain purchase accounting entries of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions	Pro Forma Adjustments	Consolidated Pro Forma
Revenues:
Rental revenues	$171,654	$21,414	(2)	$179	(4)	$193,247

Total revenues	171,654	21,414	179	193,247
Operating expenses:
Rental expenses	43,641	5,053	(3)	—	48,694
Real estate-related depreciation and amortization	84,909	—	11,796	(5)	96,705
General and administrative expenses	5,114	—	—	5,114
Asset management fees, related party	15,831	—	2,578	(6)	18,409
Acquisition-related expenses, related party	10,961	—	(2,514	)(7)	8,447
Acquisition-related expenses	12,315	—	—	(7)	12,315

Total operating expenses	172,771	5,053	11,860	189,684
Operating income (loss)	(1,117)	16,361	(11,681)	3,563
Other income (expenses):
Equity in loss of unconsolidated joint venture	(2,805)	—	2,684	(8)	(121)
Interest expense and other	(35,526)	(6,032	)(9)	—	(41,558)
Gain on acquisition of joint venture	26,481	—	(26,481	)(8)	—
Incentive fee from acquisition of joint venture	1,985	—	(1,985	)(8)	—

Total other income (expenses)	(9,865)	(6,032)	(25,782)	(41,679)
Net income (loss)	(10,982)	10,329	(37,463)	(38,116)
Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to common stockholders	$(10,982)	$10,329	$(37,463)	$(38,116)

Weighted-average shares outstanding	170,474	206,982	(10)

Net loss per common share—basic and diluted	$(0.06)	$(0.18)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions	Pro Forma Adjustments	Consolidated Pro Forma
Revenues:
Rental revenues	$127,893	$53,101	(2)	$(819	)(4)	$180,175

Total revenues	127,893	53,101	(819)	180,175
Operating expenses:
Rental expenses	30,674	10,952	(3)	—	41,626
Real estate-related depreciation and amortization	60,479	—	27,669	(5)	88,148
General and administrative expenses	5,699	—	—	5,699
Asset management fees, related party	11,918	—	5,721	(6)	17,639
Acquisition-related expenses, related party	12,715	—	(4,489	)(7)	8,226
Acquisition-related expenses	9,186	—	(1,588	)(7)	7,598

Total operating expenses	130,671	10,952	27,313	168,936
Operating income (loss)	(2,778)	42,149	(28,132)	11,239
Other income (expenses):
Equity in loss of unconsolidated joint venture	(2,944)	—	2,944	(8)	—
Interest expense and other	(29,021)	(8,601	)(9)	(6,406	)(9)	(44,028)
Loss on early extinguishment of debt	(837)	—	—	(837)

Total other income (expenses)	(32,802)	(8,601)	(3,462)	(44,865)
Net income (loss)	(35,580)	33,548	(31,594)	(33,626)
Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to common stockholders	$(35,580)	$33,548	$(31,594)	$(33,626)

Weighted-average shares outstanding	102,215	206,982	(10)

Net loss per common share—basic and diluted	$(0.35)	$(0.16)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND FOR THE

YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(1)	Reflects the Company’s historical condensed consolidated statement of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2013 and the Company’s Annual Report on Form 10-K, filed with the SEC on March 6, 2013.

(2)	The table below sets forth the incremental impact of rental revenue of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental revenue is determined based on the acquired property’s historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired leases and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $1.9 million for the nine months ended September 30, 2013 (unaudited) and $5.4 million for the year ended December 31, 2012.

	For the Nine Months Ended September 30, 2013		For the Year Ended December 31, 2012
(dollars in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
IN/PA Industrial Portfolio	$—	$—	$3,176	$323
Cactus Distribution Centers	—	—	2,785	1,353
National Distribution Portfolio	—	—	11,636	2,611
Fund I Partnership	17,250	4,164	23,999	7,218

Total	$17,250	$4,164	$41,596	$11,505

(3)	The table below sets forth the incremental impact of rental expense of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the acquired property’s historical operating expenses, insurance expense, and property management fees.

	For the Nine Months Ended September 30, 2013		For the Year Ended December 31, 2012
(dollars in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
IN/PA Industrial Portfolio	$—	$—	$299	$544
Cactus Distribution Centers	—	—	112	466
National Distribution Portfolio	—	—	1,709	1,582
Fund I Partnership	1,603	3,450	1,808	4,432

Total	$1,603	$3,450	$3,928	$7,024

(4)	The table below sets forth the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of above-market lease assets, which are amortized over the remaining lease term, and below-market lease liabilities, which are amortized over the remaining lease term, plus any below-market fixed-rate renewal option periods.

	Incremental Amortization of (Above) Below Lease Intangibles, net
(dollars in thousands)	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
IN/PA Industrial Portfolio	$—	$35
Cactus Distribution Centers	—	(140)
National Distribution Portfolio	—	(957)
Fund I Partnership	179	243

Total	$179	$(819)

(5)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 20 to 40 years and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term.

	Incremental Depreciation and Amortization Expense
(dollars in thousands)	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
IN/PA Industrial Portfolio	$—	$1,838
Cactus Distribution Centers	—	1,368
National Distribution Portfolio	—	8,503
Fund I Partnership	11,796	15,960

Total	$11,796	$27,669

(6)	Asset management fees were calculated as though the properties acquired by the Company during 2013 and 2012 had been managed by Industrial Income Advisors, LLC the Company’s Advisor, since January 1, 2012. The asset management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed), before non-cash reserves and depreciation, of each real property asset within the Company’s portfolio.

(7)	The acquisition costs incurred by the Company related to these property acquisitions have been excluded from the presentation of the pro forma statement of operations, as these costs were directly attributable to property acquisition transactions and are not recurring in nature. The following table sets forth the impact of acquisition-related expenses of the properties acquired by the Company:

	For the Nine Months Ended September 30, 2013		For the Year Ended December 31, 2012
(dollars in thousands)	Acquisition- Related Expenses, Related Party	Acquisition- Related Expenses	Acquisition- Related Expenses, Related Party	Acquisition- Related Expenses
IN/PA Industrial Portfolio	$—	$—	$(1,373)	$(1,084)
Cactus Distribution Centers	—	—	(1,316)	(120)
National Distribution Portfolio	—	—	(1,800)	(384)
Fund I Partnership	(2,514)	—	—	—

Total	$(2,514)	$—	$(4,489)	$(1,588)

(8)	The amount of equity in loss of unconsolidated joint venture that was directly attributable to the Fund I Partnership was excluded from the presentation of the pro forma statements of operations, as it is not recurring in nature. In addition, the gain on acquisition of joint venture and incentive fee from acquisition of joint venture were both directly attributable to the Fund I Partnership acquisition transaction and were excluded from the presentation of the pro forma statements of operations, as they are also not recurring in nature.

(9)	The following table sets forth the incremental interest expense calculated based on the actual terms of the secured line of credit and mortgage notes payable incurred in conjunction with each acquisition as if these financings were outstanding as of January 1, 2012:

					Estimated Incremental Interest Expense
(dollars in thousands)	Issued / Assumed Date	Maturity Date	Interest Rate	Amount Financed	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
IN/PA Industrial Portfolio	May 24, 2012	July 1, 2022	4.25%	$82,350	$—	$1,371
Cactus Distribution Centers	July 11, 2012	August 1, 2023	4.15%	76,616	—	1,655
National Distribution Portfolio	December 27, 2012	February 1, 2022	3.30%	105,000	—	3,380
Fund I Partnership	September 17, 2013	November 1, 2014	2.93%	125,225	2,573	3,669
Fund I Partnership	September 17, 2013	September 1, 2018	4.25%	116,055	3,459	4,932

Total				$505,246	$6,032	$15,007

(10)	The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2013 and for the year ended December 31, 2012 were calculated to reflect all shares sold through October 31, 2013 as if they had been issued on January 1, 2012.